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                                                                  Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 5, 2000 included in Centra Software, Inc.'s Registration Statement No. 333-89817 and to all references to our firm included in this Registration Statement.



                                             /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 23, 2000